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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DIRECT ALLIANCE CORPORATION


                                    ARTICLE I
                                      NAME

         The name of the Corporation is Direct Alliance Corporation.

                                   ARTICLE II
                                REGISTERED OFFICE

         The name and address of the registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware.

                                   ARTICLE III
                                     PURPOSE

         The purpose for which this Corporation is organized is the transaction of any or all lawful activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time ("DGCL").

                                   ARTICLE IV
                                  CAPITAL STOCK

         Section 1. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

         The Board of Directors, or any authorized committee thereof, is authorized from time to time to establish and designate, subject to limitations prescribed by law and the provisions of this Article IV, one or more series of Preferred Stock, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         Section 2. General. The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth in, Sections 3 and 4 of this Article IV.



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         Section 3. Common Stock. Subject to all of the rights, powers and preferences of the Preferred Stock, and except as provided by law or in this
Article IV (or in any certificate of designation of any series of Preferred Stock) or by the Board of Directors or any authorized committee thereof pursuant to this Article IV:

                  (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

                  (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

                  (c) upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

         Section 4. Preferred Stock. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and



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                  (h) Any other relative rights, preferences and limitations of that series.





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                                    ARTICLE V
                               STOCKHOLDER ACTION

         A resolution in writing, signed by the stockholders, representing all of those shares entitled to vote shall be deemed to be the action of the stockholders to the effect therein expressed with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting. Notwithstanding the preceding sentence, from the date on which Insight no longer owns at least 50% of the Common Stock of the Corporation any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE VI
                                    DIRECTORS

         Section 1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         Section 2. Election of Directors. Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

         Section 3. Number and Terms of Directors. The number of directors of the Corporation shall consist of not less than three directors nor more than nine directors, the exact number to be fixed from time to time by resolution duly adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the terms of the initial Class II directors shall terminate on the date of the 2002 annual meeting of stockholders; and the terms of the initial Class III directors shall terminate on the date of the 2003 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected by the Board of Directors for a three-year term by the Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Section 4. Initial Directors. The initial board of directors shall consist of three directors. The names of the individuals who are to serve as directors are:

                    Branson ("Tony") M. Smith - Class I Director
                    Timothy A. Crown - Class II Director
                    Eric J. Crown - Class III Director

         Section 5. Vacancies. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in


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the number of directors may be filled by a majority of the whole Board of
Directors, and any other vacancy however occurring, including, without limitation, by death, resignation, disqualification or removal of a director, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected and until such director's successor shall have been duly elected and qualified or until his earlier death, disqualification, resignation or removal.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article VI unless expressly provided by such terms.

         During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

         Section 6. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation (including persons elected by directors to fill vacancies on the board of directors) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Section 5 as one class. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate of Incorporation, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or
(v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial


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personal benefit and a material injury to the Corporation.


                                   ARTICLE VII
                                SPECIAL MEETINGS

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of stockholders owning a majority or more in amount of the capital stock issued and outstanding and entitled to vote. Special meetings of the stockholders may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

                                  ARTICLE VIII
                           SPECIAL VOTING REQUIREMENT

         Section 1. Voting Requirement. Except as set forth in Sections 2 and 3 of this Article VIII, the affirmative vote of the holders of two-thirds of each class of the outstanding stock of the Corporation entitled to vote shall be required for:

                  (l) any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

                  (2) any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

                  (3) any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

                  (4) any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the DGCL, as in effect from time to time.

         Section 2. Board Approval. The provisions of Section 1 of this Article VIII shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not the Interested Person, and not an affiliate, associate, representative or nominee of the Interested Person or of such an affiliate or associate, that is involved in the relevant transaction, and (A) was a member of the Board of Directors on December , 2000, (B) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (C) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended, elected or appointed by a majority vote of the Continuing Directors then in office.



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         Section 3. Insight. The provisions of Section 1 of this Article VIII shall be effective only from and after the date on which Insight Enterprises, Inc. ceases to own at least 50% of the outstanding Common Stock of the Corporation.

         Section 4. Interested Persons. As used in this Article VIII, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

                                   ARTICLE IX
                             LIMITATION OF LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                                    ARTICLE X
                                     BYLAWS

         Section 1. Amendment by Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized by majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

         Section 2. Amendment by Stockholders. The Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon; provided, if the Continuing Directors, as defined in Article VIII, shall by a two-thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.



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                                   ARTICLE XI
                          CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in this Article XI; provided, however, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding stock of the Corporation entitled to vote thereon shall be required to alter, amend, or adopt any provision inconsistent with or repeal Articles V, VI, VII, VIII, IX, X, XI, and any Sections in such Articles; provided, if the Continuing Directors, as defined in Article VIII, shall by a two-thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of December, 2000.

                                        ----------------------------------------

                                        ----------------, Sole Incorporator



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